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                                                                     EXHIBIT 3.2

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/11/2000
                                                          001617004 - 2144057

                            CERTIFICATE OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             eVENTURES GROUP, INC.

         Pursuant to Section 242 of the Delaware General Corporation Law

         eVentures Group, Inc., (the "Corporation"), a corporation existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify:

         FIRST: The name of the Corporation is eVentures Group, Inc.

         SECOND: The Board of Directors of the Corporation (the "Board"), at a meeting duly called and held on October 13, 2000, in accordance with the applicable provisions of the DGCL and the Corporation's Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation's Certificate of Incorporation described herein (the "Amendment"), (b) directing that the Amendment be submitted to the stockholders of the Corporation (the "Stockholders") for their consideration and approval, and (c) directing that, upon approval and adoption of such amendment by the Stockholders of the Corporation, this amendment be executed and filed with the Secretary of State of the State of Delaware and elsewhere as may be required by law.

         THIRD: A majority of the Stockholders of the Corporation acting by written consent on October 31, 2000, adopted resolutions adopting the Amendment.

         FOURTH: The resolutions adopted by the Stockholders are as follows:

                  "RESOLVED, that Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                           "FIRST: The name of the corporation is Novo Networks,
                  Inc. (the "Corporation")."

                  FURTHER RESOLVED, that the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, and elsewhere as required by law, to effect the foregoing amendment to the Amended and Restated Certificate of Incorporation be, and it hereby is, approved, ratified and confirmed in all respects."

         FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted and is being filed in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Secretary of this Corporation has hereunto set his hand this 11th day of December 2000.


                                             eVENTURES GROUP, INC.


                                             /s/ STUART CHASANOFF
                                             ----------------------------------
                                             By: Stuart Chasanoff
                                             Its Secretary